                            M E M O R A N D U M






TO:    Board of Directors - BNHC and BNH

FROM:  Executive Compensation Committee (ECC)

RE:    ECC Recommended 1996 Incentive Bonus Plan

DATE:  January 24, 1996



------------------------------------------------------------------------------



Attached are the recommended Target and Discretionary Pools' dollar limits for the 1996 Incentive Bonus Plan ("Plan") and the procedures to be followed for determining awards to be paid from the Discretionary Pool. Also attached is a copy of the 1995 limits for your ease of reference and comparison to last year's awards available pursuant to the Bonus Plan.

As you can see, the approach to awards from the Target and Discretionary Pools have been left essentially unchanged from 1995. The "dollar" ranges have been increased for all participants given the demanding "reach" that 1996's targeted ROAA will require. The ECC's consensus is that a repeat of 1995 performance in 1996 would be a very challenging and significant achievement.

The Target Pool continues to utilize the Coopers & Lybrand "sliding-scale" approach in the calculation of amounts available for distribution. And, as in 1995, there will be a minimum level ROAA which must be achieved prior to any disbursements being made from this pool.

In light of the pending merger with FNBP the ECC is planning to review the Plan subsequent to the merger and make adjustments as required. It is also the intent of the ECC that if, for some unforeseen event, the merger does not occur, the calculation of ROAA for 1996 be adjusted for merger related costs.

GDL/awb

                     BANK OF NEW HAMPSHIRE CORPORATION

                            1996 INCENTIVE PLAN




                                                 Target     Discretionary Pool

Thurber                      $                  $                $


Shea


Landroche


SVPs (Corp.) - (A)


EVPs & Above (Bank) - (B)


SVPs (Bank) - (C)


VPs (Corp. and Bank)

                                                $564,000         $184,000

                                                         $748,000





(A)         (B)         (C)

ALD         HRA         EPC
WDB         RSB         PED
RJM         RBE         JTH
AGT                     CJJ
                        MWM
                        REM
                        DGT
                        SCW

                     BANK OF NEW HAMPSHIRE CORPORATION

                            Distribution Ranges

                               Target Bonus

                                   1996




ROAA*                   Distribution Factor                    Bonus Dollars

1.15%                          .56                               $315,800

1.20                           .64                                361,000

1.25                           .72                                406,000

1.30                           .81                                456,800

1.35                           .90                                507,600

1.38                           .95                                535,800

1.40 (1995 actual
  & 1996 target)              1.00                                564,000

1.45                          1.10                                620,400

1.50                          1.21                                682,400

1.55                          1.32                                744,500

1.60                          1.43                                806,500








 *No award if ROAA is less than 1.15%

                     BANK OF NEW HAMPSHIRE CORPORATION

                              1996 Bonus Plan

                       Discretionary Review Process



     Exeuctive
Compensation Committee             Chairman                President

Chairman                           President               All VPs and above

                                   Corporate
                                   Officers



------------------------------------------------------------------------------


Methodology


-- All participants prepare goal memo outlining their individual goals for the 1995 calendar year.

-- Goals are reviewed by the individual's respective senior manager for quantifiability and consistency with overall bank goals.

-- Departmental/Divisional goals are reviewed and approved by the President.

-- At the end of the year an accomplishment memo is prepared by the individual which then follows a similar review process to the foregoing.

-- Actual awards are proposed and follow the following review process:

        . President reviews EVPs/SVPs/VPs and makes formal recommendations to Chairman.

        . Chairman reviews President and Corporate Officers and makes recommendations to the Executive Compensation Committee.

        . Executive Compensation Committee reviews Chairman and Chairman's recommendations and makes recommendations to the BOD.

        . BOD approval/changes/disapproval